Exhibit 4.2

Execution Version

BB&T CORPORATION

Medium-Term Notes, Series H (Subordinated)

Amended and Restated Officers’ Certificate and Company Order

Pursuant to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, as amended by the First Supplemental Indenture, dated as of December 23, 2003, the Second Supplemental Indenture, dated as of September 24, 2004, and the Third Supplemental Indenture, dated as of May 4, 2009 (as so amended, and as may be further amended or supplemented from time to time, the “Indenture”), between BB&T Corporation, a North Carolina corporation (the “Company”), and U.S. Bank National Association, a national banking association (as successor to the corporate trust business of State Street and Trust Company), as Trustee (the “Trustee”), and to resolutions adopted by the Company’s Board of Directors on April 22, 2008, August 24, 2010, June 21, 2011, April 24, 2012, June 24, 2014 and June 27, 2017, this Amended and Restated Officers’ Certificate and Company Order (“Officers’ Certificate”) is being delivered to the Trustee to amend and restate in its entirety the Officers’ Certificate and Company Order dated as of June 30, 2017, with respect to the establishment of the terms of a series of Securities in accordance with Section 2.01 of the Indenture, the forms of the Securities of such series in accordance with Section 2.01 of the Indenture, and the procedures for the authentication and delivery of specific Securities from time to time pursuant to Section 2.04 of the Indenture. This Officers’ Certificate shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities, and (iii) the procedures for the authentication and delivery of such series of Securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture. References herein to the “Agents” are to the Agents as defined in that certain Distribution Agreement, dated as of June 30, 2017, as may be amended from time to time, between the Company and such Agents, pursuant to which the Notes (as defined herein) may be sold, and such other persons who may from time to time act as Agents with respect to the Notes.

A. Establishment of Series pursuant to Section 2.01 of the Indenture.

There is hereby established pursuant to Section 2.01 of the Indenture a series of Securities which shall have the following terms:

(1) The Securities of such series shall bear the title “Medium-Term Notes, Series H (Subordinated)” (referred to herein as the “Notes”).

(2) The aggregate principal amount of the Notes of such series to be issued pursuant to this Officers’ Certificate is unlimited.

(3) Interest will be payable to the person in whose name a Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable at maturity or upon redemption will be payable to the person to whom principal shall be payable.

(4) Each Note within such series shall mature on a date nine months or more from its date of issue as specified in such Note and in the applicable Pricing Supplement; provided, however, that no Commercial Paper Rate Note (as defined below) shall mature less than nine months and one day from its date of issue. Unless otherwise authorized by or pursuant to a resolution of the Board of Directors of the Company, no Series H Note will mature less than 5 years from its date of issue. If the Maturity Date or Redemption Date specified in the applicable Pricing Supplement for any Note is a day that is not a Business Day, interest, principal and premium, if any, will be paid on the next day that is a Business Day with the same force and effect as if made on such specified Maturity Date or Redemption Date, as applicable.

With respect to the Notes of this series, “Business Day” has the following meanings, unless the applicable Pricing Supplement specifies otherwise:

•	for LIBOR Notes issued in U.S. dollars, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Winston-Salem, North Carolina are generally authorized or obligated by law or executive order to close, and is also a London Business Day, and with respect to an Interest Determination Date, a London Business Day;

•	for Notes denominated in euro, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Winston-Salem, North Carolina are generally authorized or obligated by law or executive order to close, and that is not a day that banking institutions in London are generally authorized or obligated by law or executive order to close, and is also a day on which TARGET 2 is open for the settlement of payment in euro, which will be referred to as a “TARGET business day”;

•	for Notes denominated in a Specified Currency other than euro, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Winston-Salem, North Carolina are generally authorized or obligated by law or executive order to close, and is also a day on which commercial banks and foreign exchange markets settle payments in the Principal Financial Center of the country of the relevant Specified Currency (if other than New York City); and

•	in all other instances, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Winston-Salem, North Carolina are generally authorized or obligated by law or executive order to close.

Unless otherwise specified in the applicable Pricing Supplement, the “Principal Financial Center” of any country for the purpose of the foregoing definition means (1) the capital city of the country issuing the specified currency, or (2) the capital city of the country to which the designated LIBOR currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York and (solely in the case of the specified currency) Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

“London Business Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market. “TARGET 2” is the Trans-European Automated Real Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

(5) Each Note within such series that bears interest will bear interest at either (a) a fixed rate (such Notes being referred to as the “Fixed Rate Notes”); (b) a floating rate determined by reference to one or more base rates, which may be adjusted by a Spread and/or the Spread Multiplier

(each as defined below) (such Notes being referred to as the “Floating Rate Notes”); or (c) any combination of (a) and (b). Notes within such series may also be issued as “Zero Coupon Notes” which do not provide for any periodic payments of interest. Notes may be issued as “Original Issue Discount Notes” at a discount from the principal amount thereof due at the stated maturity as specified in the applicable Pricing Supplement. Any Floating Rate Note may also have either or both of the following as set forth in the applicable Pricing Supplement: (i) a maximum interest rate limitation, or ceiling, on the rate at which interest will accrue during any Interest Reset Period (a “Maximum Interest Rate”); and (ii) a minimum interest rate limitation, or floor, on the rate at which interest will accrue during any Interest Reset Period (a “Minimum Interest Rate”). The interest rate on a Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. The interest rate on a Note will in no event be lower than zero. The applicable Pricing Supplement may designate any of the following base rates (“Base Rates”) as applicable to each Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a “Commercial Paper Rate Note”; (b) EURIBOR, in which case such Note will be a “EURIBOR Note”; (c) the Federal Funds Rate, in which case such Note will be a “Federal Funds Rate Note”; (d) the London interbank offered rate (“LIBOR”), in which case such Note will be a “LIBOR Note”; (e) the Canadian dollar offered rate (“CDOR”), in which case such Note will be a “CDOR Note”; (f) the Prime Rate, in which case such Note will be a “Prime Rate Note”; (g) the Treasury Rate, in which case such Note will be a “Treasury Rate Note”; (h) the CMT Rate, in which case such Note will be a “CMT Rate Note”; or (i) one or more other Base Rates.

The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to the applicable Base Rates specified in the applicable Pricing Supplement for such Interest Period, plus or minus any applicable Spread and/or multiplied by any applicable Spread Multiplier. The “Spread” is the number of basis points, each one-hundredth of a percentage point, specified in the applicable Pricing Supplement to be added or subtracted from the Base Rate for that Floating Rate Note. For example, if a Note bears interest at LIBOR plus one basis point, or .01%, and the Calculation Agent (as defined below) determines that LIBOR is 5.00% per annum, the Note will bear interest at 5.01% per annum until the next Interest Reset Date (as defined below). The “Spread Multiplier” is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for a Floating Rate Note. For example, if a Note bears interest at 90% of LIBOR, and the Calculation Agent determines that LIBOR is 5.00% per annum, the Note will bear interest at 4.50% per annum until the next Interest Reset Date.

Each Note that bears interest will bear interest from and including its date of issue (or other specified date on which interest begins to accrue) or from and including the most recent Interest Payment Date on which interest on such Note (or one or more predecessor Notes) has been paid or duly provided for (i) at the fixed rate per annum applicable to the related Interest Period, (ii) at a rate per annum determined by reference to the Base Rates applicable to the related Interest Period or Interest Periods, in each case as specified therein and in the applicable Pricing Supplement, until the principal is paid or made available for payment or (iii) as specified in the applicable Pricing Supplement. Interest will be payable on each Interest Payment Date and at maturity or, if applicable, upon redemption. The first payment of interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on that next succeeding Regular Record Date. Interest rates and Base Rates are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Pricing Supplement, the “Interest Payment Dates” and the “Regular Record Dates” for Fixed Rate Notes shall be as described below under “Fixed Rate Notes,” and the “Interest Payment Dates” and the “Regular Record Dates” for Floating Rate Notes shall be as described below under “Floating Rate Notes”.

The applicable Pricing Supplement will specify, among other things: (i) the issue price, Interest Payment Dates and Regular Record Dates; (ii) with respect to any Fixed Rate Note, the interest rate; (iii) with respect to any Floating Rate Note, the Initial Interest Rate (as defined below), the method (which may vary from Interest Period to Interest Period) of calculating the interest rate applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods), the period to maturity of any instrument on which the Base Rate for any Interest Period is predicated (the “Index Maturity”), any Spread and/or Spread Multiplier, the Interest Determination Dates, the Interest Reset Dates and any Minimum Interest Rate or Maximum Interest Rate, whether such Note is an Original Issue Discount Note; (iv) with respect to any Note that has both a fixed interest rate and a floating interest rate, any combination of the foregoing; and (v) any other terms related to interest on the Notes.

“Fixed Rate Notes.”

Each Fixed Rate Note, whether or not issued as an Original Issue Discount Note, will bear interest from the date of issue at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on February 1 and August 1 of each year and at maturity or, if applicable, upon redemption, and the Regular Record Dates for the Fixed Rate Notes will be on the day (whether or not a Business Day) 15 calendar days preceding each Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued to, but excluding, the relevant Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date or any applicable Redemption Date on a Fixed Rate Note is not a Business Day, such Interest Payment Date or Redemption Date shall be postponed to the next day that is a Business Day, and no interest will accrue for the period from and after the scheduled Interest Payment Date or Redemption Date, as the case may be.

“Floating Rate Notes.”

Unless otherwise specified in the applicable Pricing Supplement and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment Dates: in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month of each year; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement. Unless the applicable Pricing Supplement specifies otherwise, interest will also be paid at maturity or, if applicable, upon redemption. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates for the Floating Rate Notes will be the day (whether or not a Business Day) 15 calendar days preceding each Interest Payment Date. In the event that any Interest Payment Date for any Floating Rate Note is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR Notes and EURIBOR Notes, if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such specified period, an “Interest Reset Period,” and the date on which each such reset occurs, an “Interest Reset Date”), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Floating Rate Notes that are Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day); in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement.

The interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the “Initial Interest Rate”) will be as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, provided that, for LIBOR Notes and EURIBOR Notes, if such Business Day is in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

Unless otherwise specified in the applicable Pricing Supplement, the interest rate determined with respect to any Interest Determination Date will become effective on the next succeeding Interest Reset Date. As used herein, “Interest Determination Date” means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to any Interest Reset Date will be: for a Commercial Paper Rate Note or a CMT Rate Note (the “Commercial Paper Rate Interest Determination Date,” and the “CMT Rate Interest Determination Date,” respectively), the second Business Day prior to such Interest Reset Date; for Federal Funds Rate Notes and Prime Rate Notes (the “Federal Funds Rate Interest Determination Date” and the “Prime Rate Interest Determination Date,” respectively), the Business Day immediately preceding the related Interest Reset Date; for EURIBOR Notes (the “EURIBOR Interest Determination Date”), the second TARGET Business Day before the Interest Reset Date; for CDOR Notes (the “CDOR Interest Determination Date”), the Interest Reset Date; for LIBOR Notes (the “LIBOR Interest Determination Date”), the second London Business Day before the Interest Reset Date; and for a Treasury Rate Note (the “Treasury Rate Interest Determination Date”) will be the Business Day (other than the Interest Reset Date) on which Treasury Bills (as defined below) would normally be auctioned in the week in which such Interest Reset Date falls. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, although the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date for a Floating Rate Note interest rate, which interest rate is determined by reference to two or more Base Rates, will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each such Base Rate can be determined.

Unless otherwise specified in the applicable Pricing Supplement, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from and including, the most recent Interest Payment Date to which interest is paid or duly provided for, or, if no interest is paid or duly provided for with respect to such Floating Rate Note, the date will be from and including the issue date or any other date specified in the applicable Pricing Supplement as the date on which interest begins to accrue. Interest will accrue to, but excluding, the next Interest Payment Date (each such interest accrual period, an “Interest Period”), or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest from the date of issue, from such other specified date on which interest begins to accrue or from the last date to which interest has been paid or duly provided for to the date for which interest is being calculated shall be calculated by multiplying the principal amount of a Floating Rate Note by the applicable accrued interest factor (the “Accrued Interest Factor”). The Accrued Interest Factor shall be the sum of the interest factors calculated for each day in the period for which the interest is being paid. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day shall be computed by dividing the annual interest rate, expressed as a decimal, applicable to such day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, EURIBOR Notes, Prime Rate Notes or by the actual number of days in the year in the case of Treasury Rate Notes, CMT Rate Notes and CDOR Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date related to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate referred to in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, U.S. Bank National Association will be the “Calculation Agent”. On or before each Calculation Date, the Calculation Agent will determine the interest rate in accordance with the foregoing and as described below with respect to the applicable Base Rate and notify the Company and the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to any such Floating Rate Note. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note. The determinations of interest rates made by the Calculation Agent shall, in the absence of manifest error, be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall, in the absence of manifest error, be conclusive and binding. Unless otherwise specified in the applicable Pricing Supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date on a Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the following Business Day; and (ii) the Business Day before the applicable Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) will be rounded to 9.87654% (or .0987654)); all calculations of the Accrued Interest Factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upwards (e.g. .098765455 will be rounded to .09876546 and .098765454 will be rounded to ..09876545); and all dollar amounts used in or resulting from such calculations on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

“CDOR.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is CDOR, such Floating Rate Note shall be a “CDOR Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be calculated with reference to the Canadian dollar three-month Banker’s Acceptance Rate, commonly referred to as CDOR, and the Spread and/or the Spread Multiplier, if any, specified in the CDOR Notes and in the applicable Pricing Supplement. CDOR notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

The Calculation Agent will determine CDOR on each CDOR Interest Determination Date. The CDOR Interest Determination Date is the first day of such Interest Period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such Interest Determination Date.

Unless otherwise specified in the applicable Pricing Supplement, the following procedures will be followed if CDOR cannot be determined as described above.

•	If no offered rate appears on Reuters Screen CDOR page on a CDOR Interest Determination Date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such CDOR Interest Determination Date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the Calculation Agent are not quoting as mentioned above, CDOR for the next Interest Period will be the rate in effect for the preceding Interest Period.

“Commercial Paper Rate.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is the Commercial Paper Rate, such Floating Rate Note shall be a “Commercial Paper Rate Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be the Commercial Paper Rate as adjusted by the Spread and/or the Spread Multiplier, if any, specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement. Commercial Paper Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “Commercial Paper Rate” means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in “Statistical Release H.15 Daily Update, Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15 Daily Update”) under the heading “Commercial Paper — Nonfinancial.”

Unless the applicable Pricing Supplement specifies otherwise, the following procedure will be followed if the Commercial Paper Rate cannot be determined as described above: (I) If by 3:00 p.m., New York City time, on the Calculation Date, the rate is not published in the H.15 Daily Update, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of

the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency; and (II) If the dealers selected by the Calculation Agent are not quoting as described above in this sentence, the Commercial Paper Rate in effect immediately before the Commercial Paper Rate Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

“Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the Interest Period for which the interest is being calculated.

“CMT Rate.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is the CMT Rate, such Floating Rate Note is a “CMT Rate Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be the CMT Rate as adjusted by the Spread and/or the Spread Multiplier, if any, specified in the CMT Rate Note and in the applicable Pricing Supplement. CMT Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “CMT Rate” means, with respect to any CMT Rate Interest Determination Date:

(I) If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as set forth in H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement and for such CMT Rate Interest Determination Date as set forth in H.15 Daily Update under the caption “Treasury constant maturities.” If such rate does not appear in H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable Pricing Supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate that would otherwise have been published in H.15 Daily Update. If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary

United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

(II) If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as set forth in H.15 Daily Update opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15 Daily Update opposite the caption “Treasury Constant Maturities.” If such rate does not appear in H.15 Daily Update, the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable Pricing Supplement, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable Pricing Supplement, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable Pricing Supplement have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

“Federal Funds Rate.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is the Federal Funds Rate, such Floating Rate Note shall be a “Federal Funds Rate Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be the Federal Funds Rate as adjusted by the Spread and/or the Spread Multiplier, if any, specified in the Federal Funds Rate Note and in the applicable Pricing Supplement. Federal Funds Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any. The Federal Funds Rate will be calculated by reference to either the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified in the Federal Funds Rate Note and in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, “Federal Funds Rate” means the rate determined by the Calculation Agent, with respect to any Federal Funds Rate Interest Determination Date, in accordance with the following provisions:

(I) If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15 Daily Update opposite the caption “Federal Funds (Effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate

Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent, prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(II) If “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(III) If “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable Pricing Supplement, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

“LIBOR.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is LIBOR, such Floating Rate Note shall be a “LIBOR Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be LIBOR as adjusted by the Spread and/or the Spread Multiplier, if any, specified in the LIBOR Note and in the applicable Pricing Supplement. LIBOR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, LIBOR means the rate determined by the Calculation Agent, with respect to any LIBOR Interest Determination Date in accordance with the following provisions:

(I) With respect to a LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If no such rate so appears, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (II) below.

(II) With respect to a LIBOR Interest Determination Date on which no rate is displayed on Reuters Page LIBOR01 as specified in clause (I) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the Agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

As referenced above, “Designated LIBOR Currency” means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such Designated LIBOR Currency is specified in the applicable Pricing Supplement, U.S. dollars. As used in the above provisions regarding determining LIBOR, “Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, except, in each case, that with respect to United States dollars,

Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

“EURIBOR.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is EURIBOR, such Floating Rate Note shall be a “EURIBOR Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be the EURIBOR Rate as adjusted by the Spread and/or the Spread Multiplier, if any, specified in the EURIBOR Note and in the applicable Pricing Supplement. EURIBOR Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, EURIBOR means with respect to any EURIBOR Interest Determination Date, a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

(I) EURIBOR will be the offered rate for deposits in euro having the Index Maturity specified in the applicable Pricing Supplement, beginning on the second euro Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

(II) If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The Calculation Agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

(III) If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that EURIBOR Interest Determination Date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

(IV) If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new Interest Period will be EURIBOR in effect for the prior Interest Period. If the initial Base Rate has been in effect for the prior Interest Period, however, it will remain in effect for the new Interest Period.

“Prime Rate.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is the Prime Rate, such Floating Rate Note shall be a “Prime Rate Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be the Prime Rate as adjusted by the Spread and/or the Spread Multiplier, if any, specified in the Prime Rate Note and in the applicable Pricing Supplement. Prime Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “Prime Rate” means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15 Daily Update under the caption “Bank prime loan” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan.” If such rate is not yet published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include affiliates of the Agents) in New York City selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

“Reuters Page USPRIME1” means the display on the Reuters EIKON Service (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Treasury Rate.” If the Base Rate specified with respect to any Interest Period for a Floating Rate Note is the Treasury Rate, such Floating Rate Note shall be a “Treasury Rate Note” with respect to such Interest Period and the interest rate with respect to such Floating Rate Note for any Interest Reset Date relating to such Interest Period shall be the Treasury Rate as adjusted by the Spread and/or the Spread Multiplier, if any, specified in the Treasury Rate Note and in the applicable Pricing Supplement. Treasury Rate Notes will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless otherwise specified in the applicable Pricing Supplement, “Treasury Rate” means, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Pricing Supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the Auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such Auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update under the caption “U.S. government securities/treasury bills/secondary market” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

The “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

“Zero Coupon Notes.”

The specific terms of any Zero Coupon Notes will be set forth in the applicable Pricing Supplement.

(6) Unless otherwise specified in the applicable Pricing Supplement, principal of (and premium, if any) and interest (if any) on the Notes will be payable, and, except as described in the Prospectus Supplement, dated May 25, 2018, relating to the issuance of the Notes, and the Administrative Procedures attached hereto as Exhibit F with respect to any Global Security (as defined below) representing Book-Entry Notes (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of U.S. Bank National Association (the “Paying Agent,” unless another Paying Agent is specified in an applicable Pricing Supplement), in New York City, New York, provided that payments of principal and any premium and interest with respect to any Registered Note may be made at the option of the Company by check mailed to the address of the person or entity entitled thereto as it appears on the security register of the Company, except that holders of $10,000,000 or more in aggregate principal amount of similar Notes shall be entitled to receive payments by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Trustee or Paying Agent in writing not later than ten Business Days prior to the applicable Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, U.S. Bank National Association will be the “Security Registrar” with respect to the Notes. The Paying Agent or Security Registrar may be terminated or resign from its role as such with respect to the Notes as long as another agent is in place to serve in such role.

(7) If so specified in the applicable Pricing Supplement, the Notes will be redeemable at the option of the Company on the date or dates prior to maturity specified in the applicable Pricing Supplement at the price or prices specified in the applicable Pricing Supplement. Unless otherwise specified in such Pricing Supplement, in the case of Notes other than Zero Coupon Notes or certain interest bearing notes issued as Original Issue Discount Notes, the redemption price will be expressed as a specified percentage of the principal amount of such Note, together with accrued interest, if any, to, but excluding, the date of redemption stated in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, in the case of Zero Coupon Notes or certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement), the redemption price will be a specified percentage of the Amortized Face Amount (as defined below) of such Note (as described in paragraph (13) below), together with accrued interest, if any, to, but excluding, the date of redemption (or, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid “qualified stated interest” payments (as specified in Paragraph (13) below). Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or in part, at any time, upon the terms and conditions set forth in Article Eleven of the Indenture.

(8) Unless otherwise specified in the applicable Pricing Supplement, the Company shall not be obligated to redeem or purchase any Notes of such series pursuant to any sinking fund or analogous provisions or at the option of any Holder.

(9) Unless otherwise specified in the applicable Pricing Supplement, the Notes may be issued only in fully registered form. Unless otherwise specified in the applicable Pricing Supplement, the authorized denomination of the Notes of such series other than Foreign Currency Notes (as defined below), shall be $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. Foreign Currency Notes will be issued in the denominations specified in the applicable Pricing Supplement.

(10) The Notes may be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars or in such foreign currencies or foreign currency units as may be specified in the applicable Pricing Supplement (each such specified foreign currency, a “Specified Currency”). If the Specified Currency for the Notes is other than U.S. dollars and The Depository Trust Company is the Depositary, the Company will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of the Notes into U.S. dollars. If the Specified Currency is other than U.S. dollars and The Depository Trust Company is not the Depositary, all payments in respect of the Notes shall be in such Specified Currency, unless otherwise specified in the applicable Pricing Supplement. In the case of a Note having a Specified Currency other than United States dollars (a “Foreign Currency Note”), the amount of any U.S. dollar payment will be based on the bid quoted by an exchange rate agent as of 11:00 a.m., London time, on the second Business Day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the Specified Currency for settlement on the payment date of the aggregate amount of the Specified Currency payable to all Holders of Notes denominated other than in other than U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by the exchange rate agent for this purchase. If the bids are not available, payment of the aggregate amount due to all Holders of Notes on the payment date will be made in the Specified Currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control. If payment on a Note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that Note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the Holder of the Note by deductions from these payments.

(11) Except as otherwise described in Paragraph (5) above and Paragraph (13) below, the amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(12) Unless otherwise specified in the applicable Pricing Supplement, the Events of Default with respect to the Notes are those specified in Section 5.01 of the Indenture. Unless otherwise specified in the applicable Pricing Supplement, the events that constitute Acceleration Events with respect to the Notes shall be those set forth as such in the Indenture.

(13) The portion of the principal amount of the Notes, other than Original Issue Discount Notes (including any Zero Coupon Notes), which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof. Unless otherwise specified in the applicable Pricing Supplement, the portion of the principal amount of Zero Coupon Notes and certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Pricing Supplement) upon any acceleration of the maturity thereof will be the sum of the Amortized Face Amount and in the case of an interest-bearing note issued as an Original Issue Discount Note, any accrued but unpaid qualified stated interest payments. Unless otherwise specified in the applicable Pricing Supplement, the amount payable to the holder of such Original Issue Discount Note upon any redemption thereof will be the sum of the applicable specified percentage of the Amortized Face Amount thereof specified in the applicable Pricing Supplement, and in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid “qualified stated interest” payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department (the “Regulations”)). The “Amortized Face Amount” of an Original Issue Discount Note is equal to the sum of (i) the Issue Price (as defined below) of such Original Issue Discount Note and (ii) that portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has been amortized at the Stated Yield (as defined below) of such Original Issue Discount Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of such Original Issue Discount Note) at the date as of which the Amortized Face Amount is calculated. In no event can the Amortized Face Amount exceed the principal amount of such Note due at the stated maturity thereof. As used in the preceding sentence, the term “Issue Price” means the principal amount of such Original Issue Discount Note due at the stated maturity thereof less the “Original Issue Discount” of such Original Issue Discount Note specified on the face thereof and in the applicable Pricing Supplement. The term “Stated Yield” of such Original Issue Discount Note means the “Yield to Maturity” specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement for the period from the Original Issue Date of such Original Issue Discount Note, as specified on the face of such Original Issue Discount Note and in the applicable Pricing Supplement, to the stated maturity thereof based on its Issue Price and stated redemption price at maturity thereof.

(14) Each Note will be represented by either a master global note or a global note in fully registered form (each a “Global Note”) registered in the name of the Depositary or a nominee of the Depositary (each such Note represented by a Global Note being herein referred to as a “Book-Entry Note”) or a certificate issued in definitive registered form, without coupons (a “Certificated Note”), as set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, The Depository Trust Company will act as Depositary. The Notes may also be issued in the form of one or more Global Notes and registered in the name of the nominee of a common safekeeper or a common depositary for Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A/N.V. (“Euroclear”). Except as provided in Section 2.06 of the Indenture or in the applicable Note, Book-Entry Notes will not be issuable in certificated form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Notes.

(15) The Notes shall be subject to the subordination provisions contained in Article Three of the Indenture.

(16) Subject to the terms of the Indenture and the resolutions and authorization referred to in the first paragraph hereof, each Note shall have such other terms (which may be in addition to or different from the terms set forth herein and which may differ from the terms of other Notes) as are specified in the applicable Pricing Supplement.

B. Establishment of Note Forms pursuant to Section 2.01 of Indenture.

It is hereby established pursuant to Section 2.01 of the Indenture that the Global Securities representing Book-Entry Notes shall be substantially in the forms attached as Exhibits A, B, C, D and E hereto, unless a different form is provided in the applicable Pricing Supplement or otherwise approved by an Authorized Officer.

C. Establishment of Procedures for Authentication of Notes Pursuant to Section 2.04 of Indenture.

It is hereby ordered pursuant to Section 2.04 of the Indenture that Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures attached hereto as Exhibit F and upon receipt by the Trustee (including by facsimile) of a Pricing Supplement (a “Pricing Supplement”) to this Officers’ Certificate setting forth the information specified or contemplated therein for the particular Notes to be authenticated and issued, in substantially the form attached as Exhibit G hereto or in such other form as may be approved by an Authorized Officer, such approval being conclusively evidenced by the Authorized Officer’s execution or approval for filing with the Commission of the same or the Authorized Officer’s instruction to the Trustee to authenticate Notes having the terms specified in the same. If such Pricing Supplement is executed, at least one officer signing such Pricing Supplement shall be an Authorized Officer as defined in the resolutions referred to in the first paragraph hereof. If such Pricing Supplement is not executed, Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures upon the telephonic, electronic or written order of an Authorized Officer.

D. Other Matters.

Attached as Exhibit H hereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company on April 22, 2008, August 24, 2010, June 21, 2011, April 24, 2012, June 24, 2014 and June 27, 2017; such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s Board of Directors or by any Authorized Officers relating to the offering and sale of the Notes.

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The undersigned have read the sections of the Indenture, including the related definitions contained therein, related to the establishment of (i) a series of Securities; (ii) the forms of such Securities; and (iii) the procedures for authentication of such series of Securities. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the covenants or conditions precedent to the establishment of (i) a series of Securities; (ii) the forms of such Securities; and (iii) the procedures for authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such covenants and conditions have been complied with.

    Dated: June 1, 2018

BB&T CORPORATION

By	/s/ Daryl N. Bible
Name: Daryl N. Bible
Title: Senior Executive Vice President and
Chief Financial Officer

By	/s/ Hal S. Johnson
Name: Hal S. Johnson
Title: Executive Vice President and Treasurer

EXHIBIT A: FORM OF GLOBAL FIXED RATE NOTE

EXHIBIT B: FORM OF GLOBAL FLOATING RATE NOTE

EXHIBIT C: FORM OF GLOBAL OID ZERO COUPON NOTE

EXHIBIT D: FORM OF GLOBAL OID FIXED RATE NOTE

EXHIBIT E: FORM OF MASTER GLOBAL NOTE

EXHIBIT F: ADMINISTRATIVE PROCEDURES

EXHIBIT G: FORM OF PRICING SUPPLEMENT

EXHIBIT H: BOARD RESOLUTIONS